SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549


                                   FORM 8-K


                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                  May 5, 1997
             Date of Report (date of earliest event reported)


                           COMPRESSENT CORPORATION
             (Exact name of Registrant as specified in its charter)


Florida                              0-21191                 65-0581474
(State or other jurisdiction       (Commission            (I.R.S. Emplo
of incorporation or organization)  File Number)           Identificatio


         2105 Hamilton Avenue, Suite 140 San Jose, CA  95125
               (Address of principal executive offices)


Registrant's telephone number, including area code:  (408) 879-6600
                   Formerly Cable -Sat Systems, Inc.


                              Not Applicable
        (Former name or former address, if changed since last report)





Item 5.  Change of Corporate Name

        The Board of Directors, at a meeting held on February 27, 1997, duly adopted a resolution to change the name of the Registrant from "Cable-Sat Systems, Inc." to "Compressent Corporation" (the "Corporate Name Change"). The Shareholders of the Registrant, at a meeting on February 27, 1997, duly adopted a resolution to effectuate the Corporate Name Change.
On March 6, 1997, the officers of the Registrant executed and filed the Articles of Amendment with the Florida Secretary of State to reflect the Corporate Name Change. The Registrant will do business under the name "Compressent" in the State of California.




Signatures:

        Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             COMPRESSENT CORPORATION


                                             /s/ Abe Ostrovsky
                                             Abe Ostrovsky,
                                             Chief Executive Officer
                                             May 5, 1997